EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement” or “APA”) is made and entered into as of the 24th day of October 2022 (the “Effective Date”) by and among Integrated Holdings Solutions, Inc., a wholly owned subsidiary of Integrated Cannabis Solutions, Inc. (“Buyer”), and MTO Wear, LLC, a Florida Limited Liability Company (“Seller”).

RECITALS

A. Whereas the Seller is engaged in the business of securing and maintaining customer accounts that order custom-made shirts with 1 or more presses to develop full custom press shirts.

B. Whereas the Buyer desires to acquire assets to expand its business and revenues.

C. Seller desires to sell and assign to Buyer, and Buyer desires to purchase and acquire from Seller, only the accounts of the Seller, which consist of names, addresses, phone numbers, and email addresses of previous buyers, and are detailed in Exhibit 1 hereto (referenced herein as the “Purchased Assets”).

NOW, THEREFORE, the above recitals and the definitions in Article I below are incorporated herein as terms of this Agreement, and in consideration of the facts recited above and the mutual agreements set forth herein, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement, the following terms will have the following meanings:

“Account” or “Accounts”) means an Account of the Seller, including all people who have purchased or indicated an interest in purchasing custom partial or fully adorned shirts from the Seller.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, binding understanding, promise, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment, or undertaking of any nature, as of the date hereof or as may hereafter be in effect.

“Encumbrance” means any pledge, lien, collateral assignment, security interest, deed of trust, mortgage, title retention device, collateral assignment, claim, license, or other contractual restriction (including any restriction on the transfer of any asset, the receipt of income derived from any asset or on the possession, exercise or transfer of any other attribute of ownership of any asset), conditional sale or other security arrangements, or any charge, adverse claim of title, ownership or right to use or any other encumbrance of any kind whatsoever.

“Excluded Assets” means any asset of Seller not included as a Purchased Assets.

 “Knowledge” – an individual will be deemed to have “knowledge” of a particular fact, circumstance, event, or other matter if (a) such individual is actually aware of such fact or other matter, including, with respect to Seller only, (b) a reasonably prudent individual in such individual’s position could reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of conducting his or her duties (including review of documents and records, whether written or electronic, including e-mails sent to or by such individual). Buyer will be deemed to have “knowledge” of a particular fact or other matter if an officer or director of Buyer has “knowledge” (as defined above) of such fact or other matter.

“Legal Requirement” means any law, statute, constitution, principle of common law, resolution, ordinance, code, edict, order, judgment, decree, injunction, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

 “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

“Seller Ancillary Agreements” means the Bill of Sale, the Assignment and Assumption Agreement, and all other assignments, certificates, and documents that Seller is required to execute and deliver pursuant to this Agreement.

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ARTICLE II

PURCHASE AND SALE OF PURCHASED ASSETS

2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties, and covenants set forth in this Agreement, Seller hereby sells, assigns, transfers conveys and delivers to Buyer, and Buyer hereby purchases and acquires, all rights, title and interest in and to the Purchased Assets consisting solely of the Accounts (as defined in Section 1.1 and 2.2), free and clear of all Encumbrances (as defined above) whatsoever, pursuant to the purchase terms in 2.5 below, and which are specifically listed in Schedule A in return for consideration by the Buyer of $240,000 in the form of a promissory note attached hereto as Exhibit 1 obligating the Buyer to pay the Seller $240,000 for the Purchased Assets at (8)% with monthly payments of $10,000 beginning on January 15, 2023, and a balloon payment of the balance on July 15, 2023.

 2.2 Purchased Assets Defined. As used in this Agreement, the term “Purchased Assets” will mean all the assets and properties of every kind and description, wherever located, personal or mixed, tangible or intangible, primarily related to or otherwise necessary for the conduct of the Business by Seller as of the date of this Agreement, as solely pertaining to the Accounts, including without limitation the following:

(a) electronic list of Active customers; name, address, phone, email

(b) electronic list of inactive customers; name, address, phone, email

2.3 Excluded Assets. The Seller affirms and attests to the Buyer that there are no Excluded Assets in connection with the Seller’s sale of the Purchased Assets to the Buyer.

2.4 No Liabilities Assumed. Seller warrants that there are no liabilities attached to the Purchased Assets being conveyed to the Buyer. Seller warrants that any other liabilities of the Business, the Seller retains, and is solely responsible for paying, performing, and discharging when due, and the Buyer does not assume or otherwise have or acquire any responsibility or liability for, all Liabilities of Seller, whether now existing or hereafter arising,

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that, each of the representations, warranties, and statements contained in the following sections of this Article III are true and correct as of the date hereof.

3.1 Organization and Good Standing. The Seller, MTO Wear, LLC, is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida and in good standing under the laws of that State. The Seller has the corporate power and authority to own, operate and lease the Seller’ Assets, its properties, and to carry on its business as now conducted.

3.2 Power, Authorization, and Validity.

(a) Power and Authority. The Seller has all requisite corporate power and authority to enter, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Seller of this Agreement and all other agreements, transactions, and actions contemplated hereby or thereby, and the sale of the Purchased Assets to Buyer, have been duly and validly approved and authorized by Seller’s Board of Directors, and do not require the approval of Seller’s stockholders nor any other corporate action on the part of Seller.

(b) No Consents. No consent, approval, order, or authorization of, notification to, action by or registration, declaration or filing with, any Governmental Authority, or any other person, governmental or otherwise, is necessary or required to be made or obtained by Seller to enable Seller to lawfully enter into, execute, deliver and perform its obligations under this Agreement and each of the Seller Ancillary Agreements, or to consummate the transactions contemplated hereby or thereby, including Seller’s sale, assignment, transfer, conveyance, and delivery of the Purchased Assets and Seller’s assignment of any Assigned Agreements to Buyer.

(c) Enforceability. This Agreement has been duly executed and delivered by Seller and represents valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

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3.3 No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment, or violation of, give any rights of acceleration or cancellation under, or constitute a default under (i) any provision of the Certificate of Incorporation or Bylaws of Seller; (ii) any Legal Requirement applicable to Seller or any of the Purchased Assets; (iii) any material Contract, bond, mortgage, indenture, permit, franchise, letter of intent or memorandum of understanding to which Seller is a party or by which Seller is bound, or any Contract by which any of the Purchased Assets are bound, including any Assigned Agreements; or (iv) any privacy policy of Seller.

3.4 Litigation. There is no action, suit, arbitration, mediation, proceeding, or claim of any nature in progress or pending or, to Seller’s knowledge, investigation of any nature in progress, pending or threatened or, to Seller’s knowledge, action, suit, arbitration, mediation or proceeding of any nature threatened, before any Governmental Authority, arbitrator or mediator, against or relating to Seller in connection with the Purchased Assets and the Intellectual Properties or the Business or relating to the transactions contemplated hereby and/or would have a material effect upon the Purchased Assets and Intellectual Properties. There is no judgment, decree, injunction, rule, or order of any Governmental Authority or arbitrator pending or binding against Seller in connection with the Purchased Assets or the Business or relating to the transactions contemplated hereby. To Seller’s knowledge, there is no reasonable basis for any person to assert a claim against Buyer or Seller based upon: (i) Seller entering into this Agreement or consummating the transactions contemplated hereby or thereby; or (ii) a claim of ownership of or rights in or to any of the Purchased Assets.

3.5 Taxes. Seller has withheld and paid all material Taxes related to the Business and the Purchased Assets and required to be withheld with respect to amounts owing to any employee, creditor, independent contractor or other third parties. None of the Purchased Assets are subject to any liens for Taxes.

3.6 Absence of Certain Changes. Since the date of this Agreement, Seller has operated its Business in the ordinary course consistent with its past custom and practice, and since such date, there has not been with respect to Seller any:

(a) any change, event, violation, inaccuracy, circumstance, or effect that is materially adverse to the business, assets, liabilities, financial condition, results of operations, or prospects of the Business or the Purchased Assets, other than a change or effect that has resulted from changes in economic or capital market conditions generally.

(b) incurrence, creation, or assumption by Seller of any Encumbrance on any of the Purchased Assets.

(c) purchase, license, sale, assignment, or other disposition or transfer, or any Contract or other arrangement for the purchase, license, sale, assignment, or other disposition or transfer, of any of the Purchased Assets.

(d) damage, destruction, or loss of any Purchased Asset

3.7 Title to and Condition of Purchased Assets: Sufficiency of Assets.

(a) Seller has good and marketable title to all the Purchased Assets free and clear of all Encumbrances as defined in 1.1 above. Title to all the Purchased Assets is freely transferable from Seller to Buyer free and clear of all Encumbrances without obtaining the consent or approval of any person.

(b) The Purchased Assets constitute all the active and inactive customer accounts.

 3.8 No Default; No Restrictions.

(a) Each Seller Agreement is in full force and effect. Seller is not, nor to Seller’s knowledge is any other party, in material breach or default under any Seller Agreement. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or to Seller’s knowledge, would reasonably be expected to, (i) result in a material violation or breach by Seller or, to Seller’s knowledge, any other party of any of the provisions of any Seller Agreement, or (ii) to Seller’s knowledge, give any third party (A) the right to declare a default or exercise any remedy under any Seller Agreement, (B) the right to a rebate, chargeback, penalty or change in the delivery schedule under any Seller Agreement, (C) the right to accelerate the maturity or performance of any obligation of Seller under any Seller Agreement, or (D) the right to cancel, terminate or modify any Seller Agreement. Seller has not received any written or oral notice or other communication regarding any actual or possible material violation or breach of, or default under, any Seller Agreement.

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(b) None of the Seller Agreements and none of the Purchased Assets is bound or affected by any Legal Requirement, settlement, Contract, or covenant (non-compete or otherwise) that restricts or prohibits, purports to restrict or prohibit, or which could reasonably be expected to have the effect of restricting or prohibiting, Seller or, following the date hereof, Buyer, from freely engaging in the Business as currently conducted, or which includes any grants by Seller of exclusive rights or licenses. Without limiting the foregoing, Seller has not entered or made any Contract or covenant under which Seller is restricted or following the date hereof under which Buyer will be restricted, in any material respect from selling, licensing, or otherwise distributing any of the Products or related services to any class of customers, in any geographic area, during any period or in any segment of the market that will negatively impact the Business as currently conducted.

3.9 Compliance with Laws. Seller has materially complied and is now in material compliance with, all Legal Requirements applicable to any of the Purchased Assets or the Business, the violation of which might have an adverse effect on the Purchased Assets or the Business. Seller holds all material permits, licenses, and approvals from, and has made all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary for Seller to conduct the Business as currently conducted without any violation by Seller of any material Legal Requirement (“Governmental Permits”), and all such Governmental Permits are in full force and effect. Seller has not received any notice or other communication from any Governmental Authority regarding (i) any actual or possible violation by Seller of any Legal Requirement or any Governmental Permit or any failure by Seller to comply with any term or requirement of any Governmental Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

3.10. Taxes. As of the date of this Agreement as pertaining to the Purchased Assets and Intellectual Property, either directly or indirectly, there are no federal, state, or taxes due or no dispute or claims concerning any tax liability of the Seller either claimed or raised by any government authority in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that each of the representations, warranties and statements contained in the following sections of this Article IV is true and correct as of the date hereof.

4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

4.2 Power; Authorization and Validity.

(a) Buyer has all requisite corporate power and authority to (i) enter, execute, deliver and perform its obligations under this Agreement and each of the Buyer Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, and (ii) acquire, own and operate the Purchase Assets and to conduct the Business. The execution, delivery, and performance by Buyer of this Agreement and each of the Buyer Ancillary Agreements, and the purchase of the Purchased Assets by Buyer, have been duly and validly authorized by all necessary corporate action on the part of Buyer.

(b) No consent, approval, order, or authorization of, notification to, action by or registration, declaration, or filing with, any Governmental Authority, or any other person, governmental or otherwise, is necessary or required to be made or obtained by Buyer to enable Buyer to lawfully enter, execute, deliver and perform its obligations under this Agreement and each of the Buyer Ancillary Agreements, or to consummate the transactions contemplated hereby or thereby.

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(c) This Agreement and each of the Buyer Ancillary Agreements have been duly executed and delivered by Buyer. Assuming due authorization, execution, and delivery by Seller, this Agreement and each of the Buyer Ancillary Agreements are valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief, and other equitable remedies.

4.3 No Conflict. Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements by Buyer, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a breach or violation of, or constitute a default under: (i) any provision of the Certificate of Incorporation or Bylaws of Buyer, each as currently in effect; or (ii) any law, statute, rule, regulation, order, writ, judgment, injunction or decree of any court, administrative agency or government body applicable to Buyer.

4.4 No Brokers. No broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V

GENERAL PROVISIONS

5.1 Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. Any dispute directly or indirectly based upon, arising out of, connected to, or relating to this Agreement, the transactions contemplated hereby, or any right or obligation created by this Agreement, irrespective of the legal theory or claims underlying any such dispute (including any tort and statutory claims), shall be resolved in any court of competent jurisdiction located in Broward County.

5.2 Expenses. Each party hereto will bear, pay and be responsible for all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred by it in connection with this Agreement and the transactions contemplated hereby.

5.3 Notices. All notices and other communications required or permitted under this Agreement will be in writing with a 3-day notice and will be either hand-delivered in person, sent by facsimile, sent by certified or registered first-class mail, postage prepaid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand-delivered or sent by facsimile

(a) To Seller:

MTO Wear, LLC

Eugene Caiazzo

1300 N. Florida Mango Road – Ste. 31

West Palm Beach, Florida 33409

(b) To Buyer:

Integrated Holding Solutions, Inc.

Matthew Dwyer

6810 N State Road 7

Coconut Creek, FL 33073

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5.4 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

5.5 Entire Agreement. This Agreement and the transactions provided for herein) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings with respect to the subject matter hereof, both written and oral hereof.

5.6 Assignment. This Agreement may not be assigned by the Seller or the Buyer.

5.7 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or will confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

5.8 Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by Seller and Buyer. Waiver of any term or condition of this Agreement will only be effective if and to the extent documented in writing, signed by the party making or granting, such waiver and will not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to enforce any provision hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

5.9 Attorneys’ Fees. Should a suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of the suit and not as damages, reasonable attorneys’ fees to be fixed by the court.

5.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery, the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Integrated Holding Solutions, Inc.

By: Matthew Dwyer, President

/s/ Matthew Dwyer

MTO Wear, LLC

By: Eugene Caiazzo, Managing Member

/s/ Eugene Caiazzo

Eugene Caiazzo

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